Exhibit 99.2

2Q20 Results Conference Call Investor Presentation

SAFE - HARBOR STATEMENT 2 | Investor Presentation Broadwind obtained the industry and market data used throughout this presentation from our own research, internal surveys and studies conducted by third parties, independent industry associations or general publications and other publicly available information . Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy or completeness of such information . Forecasts are particularly likely to be inaccurate, especially over long periods of time . We are not aware of any misstatements in the industry data we have presented herein, but estimates involve risks and uncertainties and are subject to change based on various factors beyond our control . Our forward - looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following, many of which are, and will be, amplified by the COVID - 19 pandemic : ( i ) the impact of global health concerns, including the impact of the current COVID - 19 pandemic on the economies and financial markets and the demand for our products ; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States ; (iii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units ; (iv) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary, in light of the COVID - 19 pandemic ; (v) our ability to continue to grow our business organically and through acquisitions, and the impairment thereto by the impact of the COVID - 19 pandemic ; (vi) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows ; (vii) information technology failures, network disruptions, cybersecurity attacks or breaches in data security, including with respect to any remote work arrangements implemented in response to the COVID - 19 pandemic ; (viii) the sufficiency of our liquidity and alternate sources of funding, if necessary ; (ix) our ability to realize revenue from customer orders and backlog ; (x) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow ; (xi) the economy, including its stability in light of the COVID - 19 pandemic, and the potential impact it may have on our business, including our customers ; (xii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets ; (xiii) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities ; (xiv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers ; (xv) the effects of the change of administrations in the U . S . federal government ; (xvi) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions ; (xvii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986 , as amended ; (xviii) our ability to utilize various relief options enabled by the Coronavirus Aid, Relief and Economic Security Act (CARES Act), including our ability to receive forgiveness of the PPP Loans ; (xix) the limited trading market for our securities and the volatility of market price for our securities ; and (xx) the impact of future sales of our common stock or securities convertible into our common stock on our stock price . These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1 A of our Annual Report on Form 10 - K for the year ended December 31 , 2019 , as supplemented by our Current Report on Form 8 - K filed April 17 , 2020 . We are under no duty to update any of these statements . You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change . Accordingly, forward - looking statements should not be relied upon as a predictor of actual results . . This presentation contains non - GAAP financial information . We believe that certain non - GAAP financial measures may provide users of this financial information with meaningful comparisons between current results and results in prior operating periods . We believe that these non - GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non - operational items that impact the overall comparability . Non - GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP . Please see our earnings release dated August 5 , 2020 for a reconciliation of certain non - GAAP measures presented in this presentation .

PERFORMANCE OVERVIEW

2Q20 EXECUTIVE SUMMARY 4 | Investor Presentation 1. Net Income increased $1.5 million y/y to $0.5 million > Earnings per share of $0.03 in 2Q20 vs. ($0.06) in 2Q19, second consecutive profitable quarter 2. Total Revenue +33 % y/y to $54.9 million: Improved demand from wind, industrial and natural gas turbine markets > Wind market sales increased by more than $11.0 million on a y/y basis; wind tower sections sold up ~60 % y/y to highest level since 1Q17 3. Continued Margin Expansion: Gross Margin +40 bps y/y; Operating Margin +240 bps y/y > Benefit from improved plant utilization and operating efficiencies 4. Total Adjusted EBITDA +$1.0 million y/y to $2.9 million > TTM Adjusted EBITDA of $10.1 million vs. $2.1 million in prior - year TTM period 5. Total backlog (12%) sequentially: Timing of customer orders delayed by COVID - 19 > O&G Customers delaying scheduled deliveries, Wind Tower deliveries on track 6. Total orders +17% sequentially: Strength in Heavy Fabrications offset softness in Gearing > 90% of FY20 optimal Tower capacity booked, discussing 2021 production with multiple customers > Cyclical end markets down since COVID - 19

5 | Investor Presentation 10. Total cash and availability of $22 million as of 6/30/20; up nearly $14 million y/y > Continued focus on disciplined working capital management 8. Gearing revenue (25%) y/y: COVID - 19 impacted customer capex and project timing > Broad - based softness due to pause in customer orders and weakness in OG markets > Cost structure actions being taken; deferring capital investments 9. Industrial Solutions revenue +50% y/y: Growth through diversification > Improved y/y growth due to strong demand from the natural gas turbine market 11. Anticipate y/y growth in Revenue, Net Income and Adjusted EBITDA in the Full - Year 2020 > Given current market uncertainty, not providing detailed financial guidance at this time, but expect 2H to resemble 1H 2Q20 EXECUTIVE SUMMARY (Continued) 7. Heavy Fabrications revenue +50% y/y: Acceleration in tower sections demand and diversification progress > Tower plants operating near 100% of optimal production capacity > ~$ 6M of Industrial Fabrication revenue in 2Q20; delivering against our long - term diversification strategy

KEY FINANCIAL DATA Y/Y Growth In Revenue, Gross Profit, Adjusted EBITDA and EPS 6 | Investor Presentation Total Revenue ($MM) Gross Profit ($MM) Adjusted EBITDA ($MM) Earnings Per Share > Second consecutive quarter of profitability; Generated net income of $0.5 MM or $0.03 per share in 2Q20 Sustained Profitability > Y/Y expansion in gross margin, operating margin and Adj EBITDA margin Positive Margin Trend Diversification Continues > Increased demand from the wind tower, industrials, steel and natural gas turbine markets $41.2 $54.9 $141.5 $198.9 2Q19 2Q20 TTM 2Q19 TTM 2Q20 $3.9 $5.4 $8.4 $19.6 2Q19 2Q20 TTM 2Q19 TTM 2Q20 $1.9 $2.9 $2.1 $10.1 2Q19 2Q20 TTM 2Q19 TTM 2Q20 ($0.06) $0.03 ($0.97) ($0.06) 2Q19 2Q20 TTM 2Q19 TTM 2Q20

HEAVY FABRICATIONS SEGMENT Approximately 90% of Full - Year 2020 Optimal Tower Production Capacity in Backlog 7 | Investor Presentation Revenue ($MM) Adjusted EBITDA ($MM) Orders ($MM) Backlog ($MM) Strong Visibility > 2020 Tower production is secured, pursuing orders for 2021 production Revenue Growth > Heavy Fabrications revenue +50% y/y in 2Q20 due to strong Wind Tower and Industrial Fabrication demand Improved Margin Capture > Adj. EBITDA margin increased 450 bps y/y to 9.6% in 2Q20 $29.0 $43.6 $88.2 $153.4 2Q19 2Q20 TTM 2Q19 TTM 2Q20 $1.5 $4.2 $2.0 $12.9 2Q19 2Q20 TTM 2Q19 TTM 2Q20 $96.3 $31.4 $117.8 $117.7 2Q19 2Q20 TTM 2Q19 TTM 2Q20 $120.7 $97.4 $85.2 2Q19 1Q20 2Q20 6/30/19 3/31/20 6/30/20 Orders/Backlog > Combination of pre - ordering in 1H19 and COVID - 19 impact resulted in y/y decline in orders and backlog

HEAVY FABRICATIONS SEGMENT Demand For Tower Sections 8 | Investor Presentation Total Tower Sections Sold (Number of Sections) Note: In December 2019, the United States production tax credit for renewable wind projects was extended for one - year, pursuant to a year - end 2019 appropriations bill, from January 1, 2020 to January 1, 2021. As a result of the new legislation, the PTC will subsidize wind projects commenced as late as 2020 and completed by 2024, or later, if continuous co nst ruction can be demonstrated. +84% y/y +372% y/y +66% y/y +59% y/y 132 243 64 302 188 312 201 320 3Q18 3Q19 4Q18 4Q19 1Q19 1Q20 2Q19 2Q20

GEARING SEGMENT COVID - 19 Impacted Timing of Customer Project Spend and New Orders 9 | Investor Presentation Revenue ($MM) Adjusted EBITDA ($MM) Orders ($MM) Backlog ($MM) COVID - 19 Negative Impacts > Shift in focus to industrial and steel markets did not offset Oil/Gas and mining weakness > Customers delayed nearly $2MM of deliveries into 2H ‘20 Backlog Stable $9.3 $6.9 $40.2 $28.7 2Q19 2Q20 TTM 2Q19 TTM 2Q20 $1.5 ($0.1) $6.0 $2.3 2Q19 2Q20 TTM 2Q19 TTM 2Q20 $5.6 $3.7 $32.8 $28.9 2Q19 2Q20 TTM 2Q19 TTM 2Q20 $17.1 $20.5 $17.4 2Q19 1Q20 2Q20 6/30/19 3/31/20 6/30/20 > End - market diversification has translated into minimal y/y decline in backlog, despite softness in Oil/Gas markets

INDUSTRIAL SOLUTIONS SEGMENT Natural Gas Turbine Market Driving Revenue Growth 10 | Investor Presentation Revenue ($MM) Adjusted EBITDA ($MM) Orders ($MM) Backlog ($MM) Positive KPI Trend > Y/Y improvement in 2Q20 and TTM Revenue, Adjusted EBITDA Strong Order Growth $2.9 $4.4 $13.2 $16.8 2Q19 2Q20 TTM 2Q19 TTM 2Q20 $0.2 $0.4 ($1.1) $1.1 2Q19 2Q20 TTM 2Q19 TTM 2Q20 $2.7 $4.4 $14.5 $19.4 2Q19 2Q20 TTM 2Q19 TTM 2Q20 $6.9 $9.5 $9.5 2Q19 1Q20 2Q20 6/30/19 3/31/20 6/30/20 > Natural gas turbine orders up more than 60% y/y in 2Q20 > Backlog +38% y/y, supported by demand for natural gas turbine components Realization of Efficiencies > Cost reduction efforts over the past year have contributed to improved margin realization

BALANCE SHEET UPDATE Improved Operational Performance / Working Capital Initiatives Bolstering Liquidity 11 | Investor Presentation Total Cash and Availability on Credit Facility ($MM) Operating Working Capital as a % of Sales (1) (1) Operating working capital divided by T3M annualized sales 6/30/18 9/30/18 12/31/18 3/31/19 6/30/19 9/30/19 12/31/19 3/31/20 6/30/20 6/30/18 9/30/18 12/31/18 3/31/19 6/30/19 9/30/19 12/31/19 3/31/20 6/30/20 $9.7 $6.0 $11.5 $7.6 $8.1 $19.2 $19.0 $19.0 $21.9 10% 14% 5% 11% 13% 3% 3% 5% 9%

MANAGEMENT OUTLOOK

COVID - 19 BUSINESS RESPONSE We Continue to Monitor the Potential Impact of the Pandemic on o ur Business 13 | Investor Presentation Employee Health & Safety Liquidity Profile Business Continuity > The Company remains in full compliance with all debt covenants > The Company received a Paycheck Protection Program loan in April; planning to submit forgiveness application in 3Q20 > This loan was necessary to protect our employees and business due to the uncertainty of the impact to our workforce , maintain production at our plants, customer demand and global supply chain response > Our business is considered critical and essential infrastructure by the U.S. Department of Homeland Security > All facilities are considered essential businesses; are currently open and operating > Order rates have declined since the COVID - 19 outbreak > We are closely monitoring the potential impact of the novel coronavirus (COVID - 19) on our operations, customers and supply chain > We have adopted all necessary and appropriate virus prevention protocols consistent with the recommendations provided by the U.S. Centers for Disease Control and Prevention

DEMAND OUTLOOK BY END - MARKET Customer Guidance Drives Our Outlook 14 | Investor Presentation > TTM Revenue > 69% > Sector Outlook > Positive > Customer Feedback > Near to medium term strength > Tax equity financing challenges + project delays due to COVID - 19 > TTM Revenue > 8% > Sector Outlook > Positive/Neutral > Customer Feedback > Manitowoc deep - water port and manufacturing competencies are strategic advantages > Focused on Material Handling > TTM Revenue > 8% > Sector Outlook > Positive > Customer Feedback > Primary customer regaining share in the near term > TTM Revenue > 9% > Sector Outlook > Neutral > Customer Feedback > Strong Q1 orders, weakened in Q2 > TTM Revenue > 5% > Sector Outlook > Negative > Customer Feedback > Customers deferring purchases > Frac fleets / North America capex declining rapidly > TTM Revenue > 1% > Sector Outlook > Negative > Customer Feedback > Infrastructure bill would be meaningful Wind Sector Industrial/Other Sector Power Generation Sector Mining Sector Oil & Gas Sector Construction Sector

U.S. WIND SECTOR FORECAST

Onshore Ramp Occurring; Offshore Ramp Accelerating 2023-2025

Onshore Update

> PTC extension expected to drive strong demand in 2021

> Federal guidance giving an extra year to bring projects online without jeopardizing tax credits(1)

Offshore Update

> COVID-19 is compounding federal permit delays, pushing ~1 GW of offshore wind from 2023 into 2024-25; states continue to plan solicitations, leading to an overall upgrade through 2029

U.S. Wind Power Onshore and Offshore Capacity Installations

(Annual On-Shore GW Installed)(1)



15.0
14.0
10.3
8.0
6.9
6.2
9.8
7.6
7.8
8.6
8.7
8.8
CY18
CY19
CY20 E
CY21 E
CY22 E
CY23 E
CY24 E
CY25 E
CY26 E
CY27 E
CY28 E
CY29 E
United States Onshore Wind Energy (GW)
United States Offshore Wind Energy (GW)

(1) Source: Wood MacKenzie 2Q20 Wind Sector Outlook; wind values include new build and repowering

(2) On May 27, 2020, the Internal Revenue Service issued Notice 2020-41, providing taxpayers with relief for purposes of satisfying the beginning-of-construction requirement for qualifying production tax credit (PTC) and investment tax credit (ITC) projects, including wind and solar projects. Specifically, the IRS notice provides (1) a one-year extension to the Continuity Safe Harbor for projects that began construction in 2016 or 2017, and (2) a new safe harbor for satisfying the 3-1/2 Month Rule for property or services purchased after Sept. 15, 2019, and received by the taxpayer no later than Oct. 15, 2020.

15 | Investor Presentation

KEY INITIATIVES BY SEGMENT Positioned For Profitable Growth 16 | Investor Presentation > Sell ’21 tower capacity and expand tower and repowering customer base > Add production capabilities and complete key systems upgrades to maximize profitability > Move forward with assessment of offshore wind market opportunities > Expand Industrial Fabrication product line customer base > Leverage strengthened engineering and supply chain organization to support evolving tower market > Take continuous improvement actions to ensure "zero defect" quality ratings Heavy Fabrications Segment Continued growth in both wind and non - wind markets > Accelerate end - market diversification beyond oil/gas gearing market > Strengthen engineering and sales resources > Grow custom gearbox business; expand repair business geographically > Leverage recently completed systems initiatives to maximize profitability Gearing Segment Focused on Gearbox market share growth, increase weighting in less cyclical end - markets > Continue core focus on gas turbine market, while expanding customer base > Pursue clean tech growth opportunities > Leverage BWEN engineering and business development resources Industrial Solutions Segment Heavily focused on revenue diversification within gas turbines and growth in clean tech

INVESTMENT THESIS Diversified Precision Manufacturer Serving Clean Tech and Industrial Applications 17 | Investor Presentation 1. Leading precision manufacturer with a diversified industry focus > Heritage is in the renewable sector ( e.g., Wind); future includes mining, oil/gas, power gen, material handling, construction and industrial 2. Multi - year revenue diversification initiative gaining momentum > Annual revenue outside the wind sector is $65 million, customer concentration improving > Plant utilization dramatically improving; non - wind revenue has increased by nearly 3x since 2016 5. Liquidity profile improving; Total cash and availability of $22 million as of 6/30/20 3. Extension of PTC and recent trade case findings provide major catalyst for Heavy Fabrications > Demand for renewable energy driven by government incentives and corporate ESG initiatives 4. Clean tech play positioned for profitable growth > Base wind business remains strong; off - shore wind remains a key growth opportunity > Supportive of customer and end market diversification strategy; opportunistic acquisitions and organic growth investments

APPENDIX

EXHIBIT A

Orders, Revenues and Operating Income (Loss) By Segment

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
ORDERS:				
Heavy Fabrications	$ 31,401	$ 96,328	$ 46,916	$ 108,839
Gearing	3,731	5,572	16,151	12,707
Industrial Solutions	4,426	2,712	10,300	7,072
Total orders	$ 39,558	$ 104,612	$ 73,367	$ 128,618
REVENUES:				
Heavy Fabrications	$ 43,614	$ 28,970	$ 81,983	$ 57,264
Gearing	6,922	9,266	13,149	19,293
Industrial Solutions	4,397	2,933	8,435	6,272
Corporate and Other	(7)	-	(7)	-
Total revenues	$ 54,926	$ 41,169	$ 103,560	$ 82,829
OPERATING PROFIT/(LOSS):				
Heavy Fabrications	$ 3,199	$ 318	$ 6,740	$ 96
Gearing	(651)	913	(912)	2,300
Industrial Solutions	217	28	410	(256)
Corporate and Other	(1,730)	(1,465)	(3,523)	(2,840)
Total operating profit/(loss)	$ 1,035	$ (206)	$ 2,715	$ (700)

19 | Investor Presentation

EXHIBIT B
GAAP to Non-GAAP Consolidated Adjusted EBITDA Reconciliation

Consolidated	Three Months Ended June 30,		Six Months Ended June 30,	
	2020	2019	2020	2019
Net Income/(Loss)	$ 529	$ (1,018)	$ 1,482	$ (2,060)
Interest Expense	474	773	1,147	1,309
Income Tax Provision	31	23	83	34
Depreciation and Amortization	1,581	1,628	3,194	3,390
Share-based Compensation and Other Stock Payments	248	493	562	929
Restructuring Costs	-	-	-	12
Adjusted EBITDA (Non-GAAP)	$ 2,863	$ 1,899	$ 6,468	$ 3,614

20 | Investor Presentation

EXHIBIT C GAAP to Non - GAAP Adjusted EBITDA Reconciliation By Segment 21 | Investor Presentation

EXHIBIT C (Continued) GAAP to Non - GAAP Adjusted EBITDA Reconciliation By Segment 22 | Investor Presentation

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